Exhibit 99.1
News Release
FIS Announces Fourth Quarter and Full Year 2011 Results

5.2% Organic Revenue Growth for the Year
12.4% Growth in Adjusted Earnings Per Share

•	Full year revenue of $5.7 billion; organic growth of 5.2%

•	International Solutions full year revenue of $1.2 billion, organic growth of 21.7%

•	Adjusted EPS of $2.27 for the year, up 12.4%

•	Free cash flow of $871 million for the year

•	$399 million in share repurchases for the year; 5% of total shares outstanding

JACKSONVILLE, Fla., February 13, 2012 - FIS™ (NYSE:FIS), the world's largest provider of banking and payments technology, today reported financial results for the quarter and full year ended December 31, 2011.

Fourth Quarter 2011

Revenue from continuing operations increased 7.0% to $1.5 billion in the fourth quarter of 2011, compared to $1.4 billion in the fourth quarter of 2010 and increased 4.9% on an organic basis. GAAP net earnings from continuing operations attributable to common stockholders totaled $123.0 million, or $0.41 per diluted share, compared to $121.3 million, or $0.40 per diluted share, in the prior year quarter.

Adjusted EBITDA increased 5.7% to $470.0 million in the fourth quarter of 2011, compared to adjusted EBITDA of $444.6 million in the 2010 quarter. The adjusted EBITDA margin was 31.5% compared to 31.8% in the fourth quarter of 2010. Adjusted net earnings from continuing operations increased to $199.3 million, or $0.66 per diluted share, compared to $196.9 million, or $0.64 per diluted share in the prior year quarter. Free cash flow totaled $293.9 million in the fourth quarter of 2011, compared to adjusted free cash flow of $221.6 million in the 2010 quarter.

Fourth quarter results exclude a $13.2 million, or $0.05 per share, net benefit related to adjustments from the Capco acquisition; debt extinguishment and refinancing costs of $38.8 million, or $0.09 per share; a $34.0 million, or $0.08 per share, non-cash charge related to an other than temporary decline in the market value of a non-strategic investment; and $62.1 million, or $0.14 per share, of acquisition related amortization as outlined in Exhibit E of the press release schedules.

Approximately $16.3 million, or $0.04 per share, of integration, severance and merger and acquisition costs are included in the current quarter results.

Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

Full Year 2011

GAAP revenue for the full year 2011 totaled $5.7 billion compared to $5.3 billion for full year 2010. GAAP net earnings from continuing operations attributable to common stockholders totaled $493.8 million, or $1.61 per diluted share, compared to $447.6 million, or $1.27 per diluted share, in the prior year.

Full year revenue increased 10.4% to $5.7 billion in 2011, compared to adjusted revenue of $5.2 billion in 2010, and increased 5.2% organically. Adjusted EBITDA increased 3.9% to $1.7 billion, compared to adjusted EBITDA of $1.6 billion in the prior year. The adjusted EBITDA margin was 29.4% for full year 2011, compared to 31.3% in 2010. Adjusted net earnings from continuing operations totaled $697.5 million, or $2.27 per diluted share, which is a 12.4% increase compared to $2.02 per diluted share in 2010. Free cash flow increased to $871.2 million for the full year 2011 compared to $790.8 million in 2010.

Excluded from the 2011 results is a $13.2 million, or $0.05 per share, net benefit related to adjustments from the Capco acquisition; debt extinguishment and refinancing costs of $38.8 million, or $0.09 per share; a non-cash charge of $34.0 million, or $0.08 per share, related to an other than temporary decline in the market value of a non-strategic investment; and $251.0 million, or $0.55 per share, of acquisition related amortization as outlined in Exhibit E of the press release schedules.

The full year 2011 results include approximately $38.4 million, or $0.09 per share, of integration, severance and merger and acquisition costs.

Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

“It was a solid quarter and another successful year for FIS.  Organic revenue growth improved to 5.2% for the year, and adjusted earnings per share grew by 12.4%,” stated Frank Martire, president and chief executive officer.  “We continue to build scale and finished 2011 with more than $5.7 billion in revenue and $1.2 billion of operating cash flow.  We are very pleased with the continued solid execution by our management team and employees around the world.”

Segment Information

The following is a discussion of fourth quarter and full year results by segment:

•	Financial Solutions:

Fourth quarter 2011 Financial Solutions revenue increased 5.9% to $533.4 million compared to $503.5 million in the 2010 quarter, driven by the addition of Capco's North American operations, growth in account processing and higher services revenue. Financial Solutions revenue increased 2.1% on an organic basis compared to the fourth quarter of 2010. Financial Solutions EBITDA was $213.7 million, including approximately $9.1 million in integration and severance costs, compared to EBITDA of $219.9 million in the fourth quarter of 2010. The EBITDA margin was 40.1% compared to 43.7% in the prior year quarter, reflecting the addition of Capco, lower license revenue, growth in lower margin services revenue and integration and severance costs in the current year quarter.

For the full year 2011, Financial Solutions revenue increased 9.8% to $2.1 billion compared to $1.9 billion in 2010 and increased 3.6% on an organic basis. Full year 2011 EBITDA increased 1.6% to $841.1 million compared to $827.5 million in 2010. Approximately $12.4 million of integration and severance costs are included in the full year 2011 results.

•	Payment Solutions:

Fourth quarter 2011 Payment Solutions revenue increased 2.2% to $642.0 million compared to $628.1 million in the 2010 quarter. Payment Solutions revenue increased 3.6% excluding the check-related businesses, which decreased $4.2 million to $117.1 million in the fourth quarter of 2011. Payment Solutions EBITDA increased 7.2% to $257.1 million in the fourth quarter of 2011 compared to $239.8 million in the fourth quarter of 2010. Integration and severance and merger and acquisition costs of approximately $3.2 million are included in the current year quarter. The EBITDA margin expanded 180 basis points to 40.0% compared to 38.2% in the prior year quarter.

For the full year 2011, Payment Solutions revenue totaled $2.5 billion which was comparable to 2010. Payment Solutions revenue increased 3.5% excluding the check related businesses which declined to $463.7 million in 2011 compared to $483.6 million in 2010, and excluding a $34.4 million gross-to-net accounting change for certain merchant interchange fees, which impacted comparisons in the first half of 2011. Full year 2011 EBITDA, which included integration and severance costs of approximately $13.6 million, increased 1.3% to $944.9 million compared to $932.4 million in 2010.

•	International Solutions:

Fourth quarter International Solutions revenue increased 18.9% to $318.8 million compared to $268.2 million in the 2010 quarter, and increased 14.9% on an organic basis. The strong performance was driven primarily by continued growth in all regions including within Brazil card processing and Capco's European business. International Solutions EBITDA increased 14.1% to $92.8 million compared to $81.3 million in the fourth quarter of 2010. Integration and severance costs of approximately $1.5 million are included in the current year quarter. The EBITDA margin was 29.1% compared to 30.3% in the prior year quarter, reflecting the addition of Capco and lower license sales.

For the full year 2011, International Solutions revenue increased $343.9 million, or 41.2%, to a record $1.2 billion compared to $0.8 billion in 2010, and increased 21.7% on an organic basis. Full year 2011 EBITDA increased 32.2% to $269.9 million compared to $204.1 million in 2010. Approximately $2.9 million in integration and severance costs are included in the 2011 results.

•	Corporate/Other:

Corporate costs, as adjusted, totaled $93.6 million in the fourth quarter 2011, excluding a $13.2 million net benefit related to adjustments from the Capco acquisition. This compares to corporate costs of $96.4 million in the prior year quarter. Included in the 2011 quarter were approximately $2.5 million of severance and merger and acquisition costs. Corporate costs, as adjusted, were $365.1 million for full year 2011 compared to $336.2 million in 2010, including approximately $9.5 million of severance and merger and integration costs in 2011.

Interest expense, net of interest income, was $64.5 million in the fourth quarter of 2011 which is comparable to the prior year quarter. Full year interest expense, net of interest income, increased to $258.8 million in 2011 compared to $172.9 million in 2010. The increase in interest expense for full year 2011 was due primarily to the recapitalization completed in the third quarter of 2010.

Other income, which totaled $6.7 million for the fourth quarter of 2011 and $9.1 million for full year 2011, excludes$38.8 million of debt refinancing costs and a $34.0 million non-cash charge related to an other than temporary decline in the market value of a non-strategic investment.

The effective tax rate was 33.8% in the fourth quarter of 2011 compared to 30.6% in the prior year quarter. The effective tax rate for full year 2011 was 32.8% compared to 35.2% in 2010.

Balance Sheet

Cash and cash equivalents totaled $415.5 million as of December 31, 2011. Debt outstanding totaled approximately $4.8 billion as of December 31, 2011. Capital expenditures totaled $78.5 million in the fourth quarter of 2011, compared to $86.7 million in the prior year quarter. Full year capital expenditures declined to $300.3 million or 5.2% of revenue in 2011 compared to $314.0 million or 6.0% of revenue in 2010.

FIS repurchased 8.5 million shares of its common stock in the fourth quarter of 2011 at a total cost of approximately $218.2 million, bringing the total number of shares repurchased to 15 million for the year at a total cost of approximately $399.2 million.

Webcast

FIS will host a webcast in conjunction with the 2012 Investor Day to discuss fourth quarter 2011 results and management's outlook for 2012 on Tuesday, February 14, 2012 beginning at 8:30 a.m. Eastern time. To listen to the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fisglobal.com and click on “News and Events.” A webcast replay will also be available on FIS' Investor Relations website. To access a PDF version of this release and accompanying financial tables, go to http://www.investor.fisglobal.com.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future.

These non-GAAP measures include adjusted revenue, organic revenue, adjusted earnings before interest, taxes and depreciation and amortization (EBITDA), adjusted net earnings, free cash flow and adjusted free cash flow. Adjusted revenue (2010 comparative data) excludes the impact of deferred revenue purchase accounting and a settlement related to the card processing joint venture in Brazil. Organic revenue (2011 and 2010 comparative data) includes reported revenue plus pre-acquisition revenue for companies acquired during the applicable reporting periods. Organic revenue excludes the impact of foreign currency fluctuation in 2011, the impact of deferred revenue purchase accounting and a settlement related to the card processing joint venture in Brazil in 2010.

Adjusted EBITDA in 2011 excludes a net benefit related to adjustments from the Capco acquisition. Adjusted EBITDA in 2010 excludes the impact of merger and acquisition and integration expenses, accelerated stock compensation charges associated with merger and acquisition activity, costs associated with the 2010 recapitalization plan, settlement revenue and an impairment charge related to the card processing joint venture in Brazil, deferred revenue purchase accounting and certain other costs.

Adjusted net earnings in 2011 exclude the after-tax impact of acquisition related amortization, a non-cash charge related to an other than temporary decline in the market value of investments, debt refinancing costs and a net benefit related to adjustments from the Capco acquisition. Adjusted net earnings in 2010 exclude the after-tax impact of merger and acquisition and integration expenses, accelerated stock compensation charges associated with merger and acquisition activity, costs associated with the 2010 recapitalization plan, an impairment charge and settlement related to the card processing joint venture in Brazil, acquisition related amortization, deferred revenue purchase accounting and certain other costs.

Adjusted free cash flow (2010 comparative data) is GAAP operating cash flow less capital expenditures, acquisition related cash items and cash items associated with the 2010 recapitalization plan. Free cash flow (2011 comparative data) is GAAP operating cash flow less capital expenditures.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS' non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided in the attached schedules and in the Investor Relations section of the FIS Web site, www.fisglobal.com.

About FIS

FIS (NYSE: FIS) is the world's largest global provider dedicated to banking and payments technologies. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 100 countries. Headquartered in Jacksonville, Fla., FIS employs approximately 33,000 people worldwide and holds leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. First in financial technology, FIS tops the annual FinTech 100 list, is ranked third on the Barron's 500, 426 on the Fortune 500 and is a member of Standard & Poor's 500® Index. For more information about FIS, visit www.fisglobal.com.

Forward-Looking Statements

This news release and today's conference call contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about whether or the magnitude and manner in which we pay any future dividends or make share repurchases and our expected revenue, organic revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share, margin expansion and cash flow, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include without limitation:

•
changes and conditions in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes and conditions in either or both the United States and international lending, capital and financial markets;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•	the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;

•	the effects of our substantial leverage which may limit the funds available to make acquisitions and invest in our business, pay dividends and repurchase shares;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in or new laws or regulations affecting the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for core processing, card issuer, and transaction processing services;

•	failures to adapt our services and products to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software or platforms, and the reactions of customers, card associations and others to any such future events;

•	the failure to achieve some or all of the benefits that we expect from acquisitions;

•
our potential inability to find suitable acquisition candidates or finance such acquisitions, which depends upon the availability of adequate cash reserves from operations or of acceptable financing terms and the variability of our stock price, or difficulties in integrating past and future acquired technology or business' operations, services, clients and personnel;

•	competitive pressures on product pricing and services including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	and other risks detailed in “Risk Factors” and other sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

FIS-e

Marcia Danzeisen, 904.438.6083	Mary Waggoner, 904.438.6282
Senior Vice President	Senior Vice President
FIS Global Marketing and Communications	FIS Investor Relations
marcia.danzeisen@fisglobal.com	mary.waggoner@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
February 13, 2012

Exhibit A	Consolidated Statements of Earnings - Unaudited for the three months and years ended December 31, 2011 and 2010

Exhibit B	Consolidated Balance Sheets - Unaudited as of December 31, 2011 and 2010

Exhibit C	Consolidated Statements of Cash Flows - Unaudited for the years ended December 31, 2011 and 2010

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three months and years ended December 31, 2011 and 2010

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three months and years ended December 31, 2011 and 2010

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
(In millions, except per share data)

			Exhibit A

	Three months ended December 31,		Years ended December 31,
	2011	2010	2011	2010
Processing and services revenues	$1,494.4	$1,396.3	$5,745.7	$5,269.5
Cost of revenues	1,010.2	956.8	3,998.0	3,637.7
Gross profit	484.2	439.5	1,747.7	1,631.8
Selling, general and administrative expenses	157.5	186.0	671.8	675.8
Impairment charges	9.1	—	9.1	154.9
Operating income	317.6	253.5	1,066.8	801.1
Other income (expense):
Interest expense, net	(64.5)	(64.9)	(258.8)	(173.3)
Other income (expense), net	(66.1)	(11.5)	(63.7)	(11.5)
Total other income (expense)	(130.6)	(76.4)	(322.5)	(184.8)
Earnings from continuing operations before income taxes	187.0	177.1	744.3	616.3
Provision for income taxes	59.0	54.1	239.0	215.3
Earnings from continuing operations, net of tax	128.0	123.0	505.3	401.0
Earnings (loss) from discontinued operations, net of tax	(6.0)	(10.7)	(24.2)	(43.1)
Net earnings	122.0	112.3	481.1	357.9
Net (earnings) loss attributable to noncontrolling interest	(5.0)	(1.7)	(11.5)	46.6
Net earnings attributable to FIS common stockholders	$117.0	$110.6	$469.6	$404.5
Net earnings per share-basic from continuing operations attributable to FIS common stockholders *	$0.41	$0.41	$1.64	$1.30
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders*	(0.02)	(0.04)	(0.08)	(0.12)
Net earnings per share-basic attributable to FIS common stockholders *	$0.39	$0.37	$1.56	$1.17
Weighted average shares outstanding-basic	296.6	299.3	300.6	345.1
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders *	$0.41	$0.40	$1.61	$1.27
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders *	(0.02)	(0.04)	(0.08)	(0.12)
Net earnings per share-diluted attributable to FIS common stockholders *	$0.39	$0.36	$1.53	$1.15
Weighted average shares outstanding-diluted	301.3	305.4	307.0	352.0
Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$123.0	$121.3	$493.8	$447.6
Earnings (loss) from discontinued operations, net of tax	(6.0)	(10.7)	(24.2)	(43.1)
Net earnings attributable to FIS common stockholders	$117.0	$110.6	$469.6	$404.5

* Amounts may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$415.5	$338.0
Settlement deposits	43.9	35.9
Trade receivables, net	858.5	839.4
Settlement receivables	78.1	157.3
Other receivables	40.1	38.7
Due from related parties	56.9	50.2
Prepaid expenses and other current assets	117.1	138.0
Deferred income taxes	72.6	58.1
Assets held for sale	—	17.4
Total current assets	1,682.7	1,673.0
Property and equipment, net	414.5	390.0
Goodwill	8,542.8	8,550.0
Intangible assets, net	1,903.3	2,202.9
Computer software, net	881.5	909.0
Deferred contract costs	246.4	254.2
Other noncurrent assets	177.1	197.2
Total assets	$13,848.3	$14,176.3

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$641.5	$591.8
Due to Brazilian venture partner	36.5	—
Settlement payables	141.2	140.6
Current portion of long-term debt	259.2	256.9
Deferred revenues	276.5	268.6
Liabilities held for sale	—	42.5
Total current liabilities	1,354.9	1,300.4
Deferred revenues	55.9	86.3
Deferred income taxes	872.5	859.3
Long-term debt, excluding current portion	4,550.6	4,935.2
Due to Brazilian venture partner	50.6	85.7
Other long-term liabilities	312.6	347.8
Total liabilities	7,197.1	7,614.7
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	3.8	3.8
Additional paid in capital	7,224.7	7,199.7
Retained earnings	1,880.4	1,471.2
Accumulated other comprehensive earnings	36.3	87.9
Treasury stock	(2,642.2)	(2,359.4)
Total FIS stockholders’ equity	6,503.0	6,403.2
Noncontrolling interest	148.2	158.4
Total equity	6,651.2	6,561.6
Total liabilities and equity	$13,848.3	$14,176.3

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Years ended December 31,
	2011	2010
Cash flows from operating activities:
Net earnings	$481.1	$357.9
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	637.2	619.5
Amortization of debt issue costs	38.2	13.7
Asset impairment charges	43.1	197.3
Gain on note forgiveness	—	(19.4)
Stock-based compensation	64.7	58.7
Deferred income taxes	1.2	(55.7)
Excess income tax benefit from exercise of stock options	(7.5)	(22.3)
Other operating activities, net	3.8	(1.7)
Net changes in assets and liabilities, net of effects from acquisitions:
Trade receivables	(31.0)	(21.3)
Settlement activity	71.9	(61.8)
Prepaid expenses and other assets	0.3	8.6
Deferred contract costs	(64.1)	(56.9)
Deferred revenue	(25.5)	(25.3)
Accounts payable, accrued liabilities and other liabilities	(41.9)	80.0
Net cash provided by operating activities	1,171.5	1,071.3

Cash flows from investing activities:
Additions to property and equipment	(123.9)	(132.8)
Additions to computer software	(176.4)	(181.2)
Net proceeds from sale of assets	—	71.5
Acquisitions, net of cash acquired	(20.2)	(403.2)
Other investing activities, net	21.3	1.5
Net cash used in investing activities	(299.2)	(644.2)

Cash flows from financing activities:
Borrowings	9,547.3	11,015.5
Repayment of borrowings and capital lease obligations	(9,961.2)	(9,082.6)
Debt issuance costs	(20.1)	(70.8)
Excess income tax benefit from exercise of stock options	7.5	22.3
Proceeds from exercise of stock options, net of tax withholding	69.2	209.0
Treasury stock purchases	(364.2)	(2,539.7)
Dividends paid	(60.4)	(67.9)
Other financing activities, net	(2.8)	(4.8)
Net cash used in financing activities	(784.7)	(519.0)

Effect of foreign currency exchange rate changes on cash	(10.1)	(1.0)

Net increase (decrease) in cash and cash equivalents	77.5	(92.9)
Cash and cash equivalents, at beginning of period	338.0	430.9
Cash and cash equivalents, at end of period	$415.5	$338.0

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

					Exhibit D

	Three months ended December 31, 2011
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$533.4	$642.0	$318.8	$0.2	$1,494.4
Operating income (loss)	$172.6	$234.2	$68.3	$(157.5)	$317.6
Capco acquisition adjustments	—	—	—	(13.2)	(13.2)
Purchase price amortization	—	—	0.1	62.0	62.1
Non GAAP operating income (loss)	172.6	234.2	68.4	(108.7)	366.5

Depreciation and amortization from continuing operations	41.1	22.9	24.4	15.1	103.5
Adjusted EBITDA	$213.7	$257.1	$92.8	$(93.6)	$470.0

Non GAAP operating margin	32.4%	36.5%	21.5%	N/M	24.5%

Adjusted EBITDA margin	40.1%	40.0%	29.1%	N/M	31.5%

	Three months ended December 31, 2010
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue, as adjusted	$503.5	$628.1	$268.2	$(2.4)	$1,397.4
Operating income (loss)	$180.5	$215.8	$61.7	$(204.5)	$253.5
M&A, restructuring and integration costs	—	—	—	31.7	31.7
Acquisition deferred revenue adjustment	—	—	—	1.1	1.1
Purchase price amortization	—	0.2	0.1	63.6	63.9
Non GAAP operating income (loss)	180.5	216.0	61.8	(108.1)	350.2
Depreciation and amortization from continuing operations	39.4	23.8	19.5	11.7	94.4
Adjusted EBITDA	$219.9	$239.8	$81.3	$(96.4)	$444.6

Non GAAP operating margin	35.8%	34.4%	23.0%	N/M	25.1%

Adjusted EBITDA margin	43.7%	38.2%	30.3%	N/M	31.8%

Total revenue growth from prior year period
Three months ended December 31, 2011	5.9%	2.2%	18.9%	N/M	6.9%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

					Exhibit D

	Year ended December 31, 2011
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$2,076.8	$2,492.2	$1,177.6	$(0.9)	$5,745.7
Operating income (loss)	$680.3	$853.5	$187.6	$(654.6)	$1,066.8
Capco acquisition adjustments	—	—	—	(13.2)	(13.2)
Purchase price amortization	0.1	0.1	0.4	250.4	251.0
Non GAAP operating income (loss)	680.4	853.6	188.0	(417.4)	1,304.6

Depreciation and amortization from continuing operations	160.7	91.3	81.9	52.3	386.2
Adjusted EBITDA	$841.1	$944.9	$269.9	$(365.1)	$1,690.8

Non GAAP operating margin	32.8%	34.3%	16.0%	N/M	22.7%

Adjusted EBITDA margin	40.5%	37.9%	22.9%	N/M	29.4%

	Year ended December 31, 2010
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue, as adjusted	$1,890.8	$2,478.1	$833.7	$2.1	$5,204.7
Operating income (loss)	$673.4	$835.0	$71.1	$(778.4)	$801.1
M&A, restructuring and integration costs	—	—	—	123.2	123.2
Brazilian venture	—	—	71.6	—	71.6
Acquisition deferred revenue adjustment	—	—	—	18.5	18.5
Purchase price amortization	—	0.9	0.5	259.7	261.1
Non GAAP operating income (loss)	673.4	835.9	143.2	(377.0)	1,275.5
Depreciation and amortization from continuing operations	154.1	96.5	60.9	40.8	352.3
Adjusted EBITDA	$827.5	$932.4	$204.1	$(336.2)	$1,627.8

Non GAAP operating margin	35.6%	33.7%	17.2%	N/M	24.5%

Adjusted EBITDA margin	43.8%	37.6%	24.5%	N/M	31.3%

Total revenue growth from prior year period
Year ended December 31, 2011	9.8%	0.6%	41.2%	N/M	10.4%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
RECONCILIATION OF CASH FLOW MEASURES - UNAUDITED
(In millions)

	Exhibit D (continued)

	Three months ended	Year ended
	December 31, 2011	December 31, 2011
Cash flows from operating activities:
Net cash provided by operating activities	$372.4	$1,171.5
Capital expenditures	(78.5)	(300.3)

Free cash flow	$293.9	$871.2

	Three months ended			Year ended
	December 31, 2010			December 31, 2010
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
Cash flows from operating activities:
Net earnings (1)	$112.3	$75.7	$188.0	$357.9	$313.9	$671.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments (2)	244.0	(54.2)	189.8	790.1	(263.6)	526.5
Working capital adjustments (3)	(70.9)	1.4	(69.5)	(76.7)	(16.8)	(93.5)

Net cash provided by operating activities	285.4	22.9	308.3	1,071.3	33.5	1,104.8
Capital expenditures	(86.7)	—	(86.7)	(314.0)	—	(314.0)

Free cash flow	$198.7	$22.9	$221.6	$757.3	$33.5	$790.8

(1)
Adjustments to net earnings reflect the elimination of the after-tax impact of M&A and related integration costs, leveraged recapitalization plan costs, as well as non-cash impairment, stock acceleration charges and purchase price amortization. The adjustments also include the removal of the impact of Santander's exit from our Brazilian card processing venture.

(2)
Non-cash adjustments reflects the after-tax impact of stock acceleration charges and purchase price amortization. The adjustments also include the removal of the impact of Santander's exit from our Brazilian card processing venture.

(3)	Adjustments to working capital reflect cash payments associated with various acquisition-related liabilities.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

			Exhibit E

	Three months ended		Years ended
	December 31,		December 31,
	2011	2010	2011	2010

Net earnings from continuing operations attributable to FIS	$123.0	$121.3	$493.8	$447.6
Plus provision for income taxes	59.0	54.1	239.0	215.3
Interest expense, net	(64.5)	(64.9)	(258.8)	(173.3)
Less other, net	(71.1)	(13.2)	(75.2)	35.1

Operating income	317.6	253.5	1,066.8	801.1

Purchase price amortization	62.1	63.9	251.0	261.1
Capco acquisition adjustments	(13.2)	—	(13.2)	—
M&A, restructuring and integration costs	—	31.7	—	123.2
Brazilian venture	—	—	—	71.6
Acquisition deferred revenue adjustments	—	1.1	—	18.5

Non GAAP operating income	366.5	350.2	1,304.6	1,275.5

Depreciation and amortization from continuing operations	103.5	94.4	386.2	352.3
Adjusted EBITDA	$470.0	$444.6	$1,690.8	$1,627.8

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

						Exhibit E (continued)

	Three months ended December 31, 2011
			Long-term			Purchase
		Capco	Debt	Investment		Price
	GAAP	Adj. (1)	Refinance (2)	Impairment (3)	Subtotal	Amort. (7)	Non-GAAP
Processing and services revenue	$1,494.4	$—	$—	$—	$1,494.4	$—	$1,494.4
Cost of revenues	1,010.2	—	—	—	1,010.2	(62.1)	948.1
Gross profit	484.2	—	—	—	484.2	62.1	546.3
Selling, general and administrative	157.5	22.3	—	—	179.8	—	179.8
Impairment charges	9.1	(9.1)	—	—	—	—	—
Operating income (loss)	317.6	(13.2)	—	—	304.4	62.1	366.5
Other income (expense):
Interest income (expense), net	(64.5)	—	—	—	(64.5)	—	(64.5)
Other income (expense), net	(66.1)	—	38.8	34.0	6.7	—	6.7
Total other income (expense)	(130.6)	—	38.8	34.0	(57.8)	—	(57.8)
Earnings (loss) from continuing operations before income taxes	187.0	(13.2)	38.8	34.0	246.6	62.1	308.7
Provision for income taxes	59.0	2.9	12.2	10.7	84.8	19.6	104.4
Earnings (loss) from continuing operations, net of tax	128.0	(16.1)	26.6	23.3	161.8	42.5	204.3
Earnings (loss) from discontinued operations, net of tax (8)	(6.0)	—	—	—	(6.0)	—	(6.0)
Net earnings (loss)	122.0	(16.1)	26.6	23.3	155.8	42.5	198.3
Net (earnings) loss attributable to noncontrolling interest	(5.0)	—	—	—	(5.0)	—	(5.0)
Net earnings (loss) attributable to FIS common stockholders	$117.0	$(16.1)	$26.6	$23.3	$150.8	$42.5	$193.3

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$123.0	$(16.1)	$26.6	$23.3	$156.8	$42.5	$199.3
Earnings (loss) from discontinued operations, net of tax (8)	(6.0)	—	—	—	(6.0)	—	(6.0)
Net earnings (loss) attributable to FIS common stockholders	$117.0	$(16.1)	$26.6	$23.3	$150.8	$42.5	$193.3

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.41	$(0.05)	$0.09	$0.08	$0.52	$0.14	$0.66
Weighted average shares outstanding — diluted	301.3	301.3	301.3	301.3	301.3	301.3	301.3

Effective tax rate	32%						34%

Supplemental information:
Depreciation and amortization					$165.6	(62.1)	$103.5
Stock compensation expense, excluding acceleration charges							$18.7
Stock acceleration charges							—
Total stock compensation expense							$18.7

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

						Exhibit E (continued)

	Year ended December 31, 2011
			Long-term			Purchase
		Capco	Debt	Investment		Price
	GAAP	Adj. (1)	Refinance (2)	Impairment (3)	Subtotal	Amort. (7)	Non-GAAP
Processing and services revenue	$5,745.7	$—	$—	$—	$5,745.7	$—	$5,745.7
Cost of revenues	3,998.0	—	—	—	3,998.0	(251.0)	3,747.0
Gross profit	1,747.7	—	—	—	1,747.7	251.0	1,998.7
Selling, general and administrative	671.8	22.3	—	—	694.1	—	694.1
Impairment charges	9.1	(9.1)	—	—	—		—
Operating income (loss)	1,066.8	(13.2)	—	—	1,053.6	251.0	1,304.6
Other income (expense):
Interest income (expense), net	(258.8)	—	—	—	(258.8)	—	(258.8)
Other income (expense), net	(63.7)	—	38.8	34.0	9.1	—	9.1
Total other income (expense)	(322.5)	—	38.8	34.0	(249.7)	—	(249.7)
Earnings (loss) from continuing operations before income taxes	744.3	(13.2)	38.8	34.0	803.9	251.0	1,054.9
Provision for income taxes	239.0	2.9	12.2	10.7	264.8	81.1	345.9
Earnings (loss) from continuing operations, net of tax	505.3	(16.1)	26.6	23.3	539.1	169.9	709.0
Earnings (loss) from discontinued operations, net of tax (8)	(24.2)	—	—	—	(24.2)	—	(24.2)
Net earnings (loss)	481.1	(16.1)	26.6	23.3	514.9	169.9	684.8
Net (earnings) loss attributable to noncontrolling interest	(11.5)	—	—	—	(11.5)	—	(11.5)
Net earnings (loss) attributable to FIS common stockholders	$469.6	$(16.1)	$26.6	$23.3	$503.4	$169.9	$673.3

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$493.8	$(16.1)	$26.6	$23.3	$527.6	$169.9	$697.5
Earnings (loss) from discontinued operations, net of tax (8)	(24.2)	—	—	—	(24.2)	—	(24.2)
Net earnings (loss) attributable to FIS common stockholders	$469.6	$(16.1)	$26.6	$23.3	$503.4	$169.9	$673.3

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$1.61	$(0.05)	$0.09	$0.08	$1.72	$0.55	$2.27
Weighted average shares outstanding — diluted	307.0	307.0	307.0	307.0	307.0	307.0	307.0

Effective tax rate	32%						33%

Supplemental information:
Depreciation and amortization					$637.2	(251.0)	$386.2
Stock compensation expense, excluding acceleration charges							$64.7
Stock acceleration charges							—
Total stock compensation expense							$64.7

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Three months ended December 31, 2010
		M&A		Acquisition
		Restructuring		Deferred		Purchase
		& Integration	Brazilian	Revenue		Price
	GAAP	Costs (4)	Venture (5)	Adj (6)	Subtotal	Amort. (7)	Non-GAAP
Processing and services revenue	$1,396.3	$—	$—	$1.1	$1,397.4	$—	$1,397.4
Cost of revenues	956.8	—	—	—	956.8	(63.9)	892.9
Gross profit	439.5	—	—	1.1	440.6	63.9	504.5
Selling, general and administrative	186.0	(31.7)	—	—	154.3	—	154.3
Operating income	253.5	31.7	—	1.1	286.3	63.9	350.2
Other income (expense):
Interest income (expense), net	(64.9)	0.4	—	—	(64.5)	—	(64.5)
Other income (expense), net	(11.5)	17.5	(5.7)	—	0.3	—	0.3
Total other income (expense)	(76.4)	17.9	(5.7)	—	(64.2)	—	(64.2)
Earnings (loss) from continuing operations before income taxes	177.1	49.6	(5.7)	1.1	222.1	63.9	286.0
Provision for income taxes	54.1	15.2	(1.7)	0.3	67.9	19.5	87.4
Earnings (loss) from continuing operations, net of tax	123.0	34.4	(4.0)	0.8	154.2	44.4	198.6
Earnings (loss) from discontinued operations, net of tax (8)	(10.7)	—	—	—	(10.7)	—	(10.7)
Net earnings (loss)	112.3	34.4	(4.0)	0.8	143.5	44.4	187.9
Net (earnings) loss attributable to noncontrolling interest	(1.7)	—	—	—	(1.7)	—	(1.7)
Net earnings (loss) attributable to FIS common stockholders	$110.6	$34.4	$(4.0)	$0.8	$141.8	$44.4	$186.2

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$121.3	$34.4	$(4.0)	$0.8	$152.5	$44.4	$196.9
Earnings (loss) from discontinued operations, net of tax (8)	(10.7)	—	—	—	(10.7)	—	(10.7)
Net earnings (loss) attributable to FIS common stockholders	$110.6	$34.4	$(4.0)	$0.8	$141.8	$44.4	$186.2

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.40	$0.11	$(0.01)	$—	$0.50	$0.15	$0.64
Weighted average shares outstanding — diluted	305.4	305.4	305.4	305.4	305.4	305.4	305.4

Effective tax rate	31%						31%

Supplemental information:
Depreciation and amortization					$158.3	(63.9)	$94.4
Stock compensation expense, excluding acceleration charges							$18.0
Stock acceleration charges							—
Total stock compensation expense							$18.0

* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Year ended December 31, 2010
		M&A		Acquisition
		Restructuring		Deferred		Purchase
		& Integration	Brazilian	Revenue		Price
	GAAP	Costs (4)	Venture (5)	Adj (6)	Subtotal	Amort. (7)	Non-GAAP
Processing and services revenue	$5,269.5	$—	$(83.3)	$18.5	$5,204.7	$—	$5,204.7
Cost of revenues	3,637.7	—	—	—	3,637.7	(261.1)	3,376.6
Gross profit (loss)	1,631.8	—	(83.3)	18.5	1,567.0	261.1	1,828.1
Selling, general and administrative	675.8	(123.2)	—	—	552.6	—	552.6
Impairment charges	154.9	—	(154.9)	—	—	—	—
Operating income	801.1	123.2	71.6	18.5	1,014.4	261.1	1,275.5
Other income (expense):
Interest income (expense), net	(173.3)	0.4	—	—	(172.9)	—	(172.9)
Other income (expense), net	(11.5)	37.0	(25.1)	—	0.4	—	0.4
Total other income (expense)	(184.8)	37.4	(25.1)	—	(172.5)	—	(172.5)
Earnings from continuing operations before income taxes	616.3	160.6	46.5	18.5	841.9	261.1	1,103.0
Provision for income taxes	215.3	56.2	17.6	6.8	295.9	92.5	388.4
Earnings from continuing operations, net of tax	401.0	104.4	28.9	11.7	546.0	168.6	714.6
Earnings (loss) from discontinued operations, net of tax (8)	(43.1)	—	—	—	(43.1)	—	(43.1)
Net earnings	357.9	104.4	28.9	11.7	502.9	168.6	671.5
Net (earnings) loss attributable to noncontrolling interest	46.6	—	(50.1)	—	(3.5)	—	(3.5)
Net earnings (loss) attributable to FIS common stockholders	$404.5	$104.4	$(21.2)	$11.7	$499.4	$168.6	$668.0

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$447.6	$104.4	$(21.2)	$11.7	$542.5	$168.6	$711.1
Earnings (loss) from discontinued operations, net of tax (8)	(43.1)	—	—	—	(43.1)	—	(43.1)
Net earnings (loss) attributable to FIS common stockholders	$404.5	$104.4	$(21.2)	$11.7	$499.4	$168.6	$668.0

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$1.27	$0.30	$(0.06)	$0.03	$1.54	$0.48	$2.02
Weighted average shares outstanding — diluted	352.0	352.0	352.0	352.0	352.0	352.0	352.0

Effective tax rate	35%						35%

Supplemental information:
Depreciation and amortization					$613.4	(261.1)	$352.3
Stock compensation expense, excluding acceleration charges							$53.0
Stock acceleration charges							5.8
Total stock compensation expense							$58.8

* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three months and year ended December, 2011 and 2010.

The adjustments are as follows:

(1)
The adjustment to selling, general and administrative expense in this column represents a reduction in the liability established at the acquisition of Capco for contingent consideration. The Capco purchase price included future contingent consideration which was valued at $113.7 million at December 31, 2010 based on expected operating performance in 2013 through 2015, which has been reduced by $22.3 million to $97.2 million as of December 31, 2011. The impairment charge is a reduction in the carrying value of the Capco trademark in North America.

(2)	This column represents the write-off of certain previously capitalized debt issuance costs and transaction expenses incurred as a result of the refinancing in the fourth quarter of 2011.

(3)	This column represents the other than temporary impairment in the fourth quarter of 2011 of available-for-sale securities acquired in conjunction with the acquisition of Metavante Technologies, Inc.

(4)
This column represents (1) charges for restructuring and integration costs relating to merger and acquisition activities and (2) costs associated with the 2010 leveraged recapitalization plan. For the three months and year ended December 31, 2010, the adjustments to "Selling, general and administrative" expenses primarily represent incremental transaction costs incurred by the Company related to the acquisition of Metavante Technologies, Inc., completed on October 1, 2009. The adjustments to "Other income (expense), net" represent certain costs associated with the leveraged recapitalization, the write-off of certain previously capitalized debt issuance costs associated with the amended and extended debt facility and the write-off of unamortized discount associated with the portion of the Metavante debt that was paid with the proceeds thereof.

(5)
In August 2010, all documents required to affect a mutually agreeable exit for Banco Santander from the Brazil card processing Joint Venture were executed. Banco Santander paid a termination fee of approximately $83.3 million directly to FIS, which is included in Processing and Services Revenues for the year ended December 31, 2010. Notes payable representing additional consideration which was to be paid to the banks upon migration of their card portfolios were forgiven and reduced by $19.4 million, representing Banco Santander's proportionate interest therein. Certain capitalized software development costs exclusively for use in processing Banco Santander card activity with a net unamortized balance of $14.6 million were written off. In addition, $140.3 million, representing the portion of the unamortized contract intangible asset recorded at the initiation of the Brazilian Venture that was attributable to Banco Santander was deemed impaired as a result of Santander's exit and charged to amortization expense. In November 2010, the Company and Banco Bradesco restructured the remaining migration notes in conjunction with other revisions to the Brazilian Venture agreements, resulting in an extinguishment gain of $5.7 million.

(6)
This column represents the impact of the purchase accounting adjustment to reduce Metavante's deferred revenues to estimated fair value, determined as fulfillment cost plus a normal profit margin. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by Metavante but was not recognized due to GAAP purchase accounting requirements.

(7)	This column represents purchase price amortization expense on intangible assets acquired through various Company acquisitions.

(8)
During the 2011 and 2010 periods, certain operations are classified as discontinued. Reporting for discontinued operations classifies revenues and expenses as one line item net of tax in the consolidated statements of earnings. During the third quarter 2010, we determined that Fidelity National Participacoes Ltda. ("Participacoes"), our item processing and remittance services business in Brazil, should be treated as a discontinued operation. In January 2010, we closed on the sale of ClearPar. The table below outlines the components of discontinued operations for the periods presented, net of tax (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Impairment charges - Participacoes	$—	$—	$—	$(16.6)
Participacoes operations	(5.9)	(10.7)	(24.1)	(25.2)
ClearPar and other	(0.1)	—	(0.1)	(1.3)
Total discontinued operations	$(6.0)	$(10.7)	$(24.2)	$(43.1)